EXHIBIT 23

                         Consent of Independent Auditors

We consent to the  incorporation  by reference  in  Registration  Statement  No.
33-11021 on Form S-3 dated December 22, 1986, in Registration Statement No. 33-28010 on Form S-3 dated April 7, 1989, in Registration Statement No. 33-31747 on Form S-8 dated October 30, 1989, in Registration Statement No. 33-69206 on Form S-8 dated May 18, 1993, in Registration Statement No. 333-37603 on Form S-3 dated October 9, 1997, in Registration Statement No. 333-68171 on Form S-8 dated December 1, 1998, in the Registration Statement No. 333-79025 on Form S-3 dated March 17, 2000, in the Registration Statement No. 33-80163 on Form S-8 dated June 7, 1999 of Knight-Ridder, Inc. and in the related Prospectuses, of our report dated January 18, 2000, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 26, 1999.


                                            /s/ Ernst & Young LLP

San Jose, California
April 5, 2000